UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Tentative Labor Agreement

On September 24, 2010, YRC Inc., USF Holland Inc. and New Penn Motor Express Inc. (each an “Employer”) entered into a tentative labor agreement with the Teamsters National Freight Industry Negotiating Committee (“TNFINC”). The Employers are all subsidiaries of YRC Worldwide Inc. (the “Company”), and TNFINC is the committee that the International Brotherhood of Teamsters (the “Teamsters”) has designated to represent the Teamster employees of the Employers in negotiations regarding the tentative agreement. A copy of the tentative agreement is attached as Exhibit 10.1. The tentative agreement would extend the current expiration of the National Master Freight Agreement (“NMFA”), which currently governs labor terms and conditions for most of the Employers’ Teamster employees, from March 31, 2013 to March 31, 2015. The tentative agreement would provide further wage, benefit and work rule changes that are expected to generate an average of $350 million in annual savings through the end of the extended agreement, assuming projected levels of business, employment and costs during those periods.

On September 29, 2010, the Board of Directors of the Company approved the tentative agreement, and the Teamsters approved submitting the tentative agreement to the Teamster represented employees of the Employers for ratification. The outcome of the ratification vote is expected in late October 2010. The tentative agreement will become effective upon ratification.

Upon ratification, the tentative agreement provides the following:

•

The temporary cessation of the payment of pension contributions to the multi-employer pension funds (the “Funds”) in which the Employers participate would continue until June 1, 2011, at which time the Employers would contribute to those Funds until the end of the extended term of the NMFA at the rate of 25% of the contribution rate in effect on July 1, 2009.

•

Wage increases were provided for in 2013 and 2014 during the extended term of the NMFA, but the 15% wage reduction was also extended through the extended term of the NMFA and would apply to the new increases.

•	Significant changes were made in the work rules applicable to the Employers and made uniform across all regional and job classification supplemental agreements to the NMFA.

•	Health and welfare contribution increases were set at 35 cents per hour during each year of the extended term.

•

TNFINC was given the right to approve certain changes of control applicable to the Company. If TNFINC approval is not received, TNFINC may declare the wage, benefit and work rule concessions null and void on a prospective basis.

•	In the event of a bankruptcy of the Company, TNFINC may declare the wage, benefit and work rule concessions null and void.

The Company expects to begin discussions to restructure the debt under its credit agreement, which may include additional capital investment (debt and/or equity) by third parties in a recapitalization. Upon ratification, the tentative agreement provides the following:

•	TNFINC would have the right to approve the various transactions comprising the restructuring/recapitalization.

•

If TNFINC’s approval is not obtained, TNFINC may declare the wage, benefit and work rule concessions null and void on a prospective basis, and the Company would owe its Teamster Employees an amount equal to the concessions that in fact benefited the Company prior to the termination.

•	TNFINC would have significant rights to participate in the restructuring/recapitalization discussions.

•

In deciding whether to give its approval to a restructuring/recapitalization, TNFINC could demand on behalf of Teamster represented employees of the Employers additional compensation if negotiated performance triggers are met, equity participation, specified terms in the restructuring, specified indebtedness levels resulting from the transactions, governance rights and financial viability criteria.

•

The Company is required to enter into definitive agreements to effect the restructuring/recapitalization by December 31, 2010 and close those transactions by March 31, 2011, or in each case, such later date as TNFINC would agree and, in each case, on terms and conditions that TNFINC approves.

The Company agreed to expand TNFINC’s board participation from one to two board members upon completion of a restructuring/recapitalization that TNFINC approves.

Reverse Stock Split

As previously disclosed, the Company has a hearing scheduled with a NASDAQ Hearings Panel (the “Panel”) on October 7, 2010 to appeal the proposed de-listing of the Company’s common stock from The NASDAQ Stock Market due to the Company’s failure to regain compliance with NASDAQ’s $1.00 minimum bid price requirement. In order to regain compliance, the closing price of the Company’s common stock must be $1.00 or greater for a minimum of 10 consecutive business days.

The Company intends to file with the Delaware Secretary of State on September 30, 2010 an amendment to the Company’s certificate of incorporation to implement a reverse stock split at a ratio of one-to-25 to attempt to regain compliance with NASDAQ’s minimum bid price rule. The reverse stock split would be effective on NASDAQ on October 1, 2010.

The Company will request that the Panel grant the Company an additional period of time to regain compliance with the minimum bid price rule. There is no assurance that the Panel will grant the Company any additional time to regain compliance with the minimum bid price rule.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “intends,” “would,” “will” and similar expressions are intended to identify forward-looking statements.

The Company’s expectations regarding the effects of the tentative agreement and the timing of its ratification are only its expectations regarding these matters. The Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) whether the Teamster employees ratify the tentative agreement and the timing of any ratification of the tentative agreement, whether multi-employer pension funds to which the Company contributes approve the Company’s re-entry into the funds and the terms and conditions of any re-entry, the Company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the Company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation) the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the Securities and Exchange Commission.

The Company’s expectations regarding its ability to effect a restructuring/recapitalization transaction and the timing of any transaction are only its expectations regarding these matters. Whether the Company is able to restructure its debt and recapitalize is dependent upon a number of factors including (among others) the Company reaching agreement with its lenders and interested investors and closing such transactions on negotiated terms and conditions approved by TNFINC, including (without limitation) any closing conditions that the Company’s lenders and investors may require.

The Company’s expectations regarding the hearing process and its timing are only its expectations regarding these matters. The Company’s expectations regarding its ability to satisfy NASDAQ listing requirements for minimum bid price of the Company’s common stock are only its expectations regarding this matter. The closing bid price of the Company’s common stock depends on many factors, including without limitation, actual or expected fluctuations in the Company’s operating results, changes in general economic condition or conditions in the Company’s industry generally, changes in conditions in the financial markets and the effect of any issuance of additional shares of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, dated September 24, 2010, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc.

99.1	News Release dated September 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: September 29, 2010	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, dated September 24, 2010, among the International Brotherhood of Teamsters, YRC Inc., USF Holland Inc. and New Penn Motor Express, Inc.

99.1	News Release dated September 29, 2010